RYDEX

PARTICIPATION AGREEMENT

Among

RYDEX VARIABLE TRUST,

RYDEX DISTRIBUTORS, INC.

and

LINCOLN BENEFIT LIFE COMPANY

DATED AS OF

OCTOBER 19, 2000

TABLE OF CONTENTS

THIS AGREEMENT, made and entered into as of the 19th day of October, 2000 by and among LINCOLN BENEFIT LIFE COMPANY (hereinafter the "Company"), a Nebraska corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), RYDEX VARIABLE TRUST (hereinafter the "Trust"), a Delaware business trust, and RYDEX DISTRIBUTORS, INC. (hereinafter the "Underwriter"), a Maryland corporation.

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and individual and group annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans (hereinafter "Qualified Plans"); and

WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Trust and the Underwriter (the "Participating Insurance Companies");

WHEREAS, beneficial interests in the Trust are divided into several series of interests or shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement, as may be amended from time to time by mutual agreement of the parties hereto (each such series is hereinafter referred to as a "Fund"); and

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, dated February 25, 1999 (File No. 812-11344), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of a Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (hereinafter the "Shared Funding Exemptive Order"); and

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (hereinafter "NASD") and serves as principal underwriter of the shares of the Trust; and

WHEREAS, the Company has registered or will register certain Variable Insurance Products under the 1933 Act; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the aforementioned Variable Insurance Products; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares in the Funds on behalf of each Account to fund certain of the aforementioned Variable Insurance Products and the Underwriter is authorized to sell such shares to each such Account at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust and each Underwriter agree as follows:

ARTICLE I. Purchase of Trust Shares

1.1. The Trust agrees to make available for purchase by the Company shares of the Trust and shall execute orders placed for each Account on a daily basis at the net asset value next computed after receipt by the Trust or its designee of such order. For purposes of this Section 1.1, the Company shall be the designee of the Trust for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives the final order by 9:00 a.m. Eastern time on the next following business day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.

1.2. The Trust, so long as this Agreement is in effect, agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Trust calculates its net asset value pursuant to rules of the Securities and Exchange Commission and the Trust shall use reasonable efforts to calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (hereinafter the "Board") may refuse to permit the Trust to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Fund.

1.3. The Trust agrees that shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans all in accordance with the requirement of Section 817(h)(1) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury regulation 1.817-5(f). No shares of any Fund will be sold to the general public.

1.4. The Trust will not make its shares available for purchase by any insurance company or separate account unless an agreement containing provisions substantially the same as in Section 1.3 of Article I, Section 3.5 of Article III, Article VI and Article VII of this Agreement is in effect to govern such sales.

1.5. The Trust agrees to redeem for cash, on the Company's request, any full or fractional shares of a Trust held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. Subject to and in accordance with applicable laws, and subject to written consent of the Company, the Trust may redeem shares for assets other than cash. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives the final request by 9:00 a.m. Eastern time on the next following Business Day.

1.6. The Company agrees that purchases and redemptions of Fund shares offered by the then current prospectus of the Trust shall be made in accordance with the provisions of such prospectus. The Variable Insurance Products issued by the Company, under which amounts may be invested in the Trust (hereinafter the "Contracts"), are listed on Schedule A attached hereto and incorporated herein by reference, as such Schedule A may be amended from time to time by mutual written agreement of all of the parties hereto.

1.7. The Company shall pay for Trust shares on the next Business Day after an order to purchase Trust shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purposes of Section 2.9 and 2.10, upon receipt by the Trust of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust.

1.8. Issuance and transfer of the Trust's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

1.9. The Trust shall furnish same day notice (by electronic means, wire or telephone, followed by written confirmation) to the Company of any income, dividends or capital gain distributions payable on Fund shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Fund shares in additional shares of that Fund. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.10. The Trust shall make the net asset value per share for each Fund available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. In the event the net asset value is not made available to the Company by such time, the Company shall use its best efforts to include the net asset value when received in its next business cycle for purposes of calculating purchase orders and requests for redemptions. However, if net asset values are not available for inclusion in the next cycle and the Company is unable to calculate purchase orders and redemptions, the Underwriter shall reimburse and make the Company whole for any losses incurred as a result of such delay. If the Trust provides the Company with materially incorrect share net asset value information, the Company on behalf of the Account, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error in the calculation of the net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company. Furthermore, the Underwriter shall be liable for the reasonable administrative costs incurred by the Company in relation to the correction of any material error. Administrative costs shall include allocation of staff time, costs of outside service providers, printing and postage.

ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under Nebraska state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

2.2. The Trust represents and warrants that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware and all applicable federal and state securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states, to the extent required by applicable state law.

2.3. The Trust represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will maintain such qualification (under Subchapter M or any successor or similar

provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

2.4. The Company represents and warrants that the Contracts are currently treated as life insurance policies or annuity contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5. The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6. The Trust represents that the Trust's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the Trust represents that their respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

2.7. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.8. The Underwriter represents and warrants that it is and shall remain duly registered in all material respects to the extent under all applicable federal and state securities laws and that it will perform its obligations for the Trust in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

2.9. The Trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.10. The Company represents and warrants that all of its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be covered by a blanket fidelity bond or similar coverage for the benefit of the Company and the Separate Account in an amount not less than the minimum coverage as required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1. The Trust or its designee shall provide the Company with as many printed copies of the Trust's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Trust shall provide camera-ready film or computer diskettes containing the Trust's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Trust is amended during the year) to have the prospectus for the Contracts and the Trust's prospectus printed together in one document, and to have the statement of additional information for the Trust and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Trust's prospectus and/or its statement of additional information in combination with other trusts or companies' prospectuses and statements of additional information, together with the prospectus and/or statement of additional information for the Contracts.

3.2. Except as provided in this Section 3.2., all expenses of printing and distributing Trust prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its existing owners of Contracts in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. The Trust will provide camera-ready film or computer diskettes in lieu of receiving printed copies of the Trust's prospectus. The Company agrees to provide the Trust or its designee with such information as may be reasonably requested by the Trust to assure that the Trust's expenses do not include the cost of printing any prospectuses or statements of additional information other than those actually distributed to existing owners of the Contracts.

3.3. The Trust's statement of additional information shall be obtainable from the Trust, the Company or such other person as the Trust may designate, as agreed upon by the parties.

3.4. The Trust, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.

3.5. If and to the extent required by law the Company shall:

(i) solicit voting instructions from Contract owners;

(ii) vote the Fund shares in accordance with instructions received from Contract owners; and

(iii) vote Fund shares for which no instructions have been received in the same proportion as Trust shares of such Fund for which instructions have been received,

so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Fund shares held in any Account in its own right, to the extent permitted by law. The Trust and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxy and voting instruction solicitations, as set forth in Schedule B attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in a Fund calculates voting privileges in a manner consistent with the standards set forth on Schedule B, which standards will also be provided to the other Participating Insurance Companies.

3.6. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings or comply with Section 16(c) of the 1940 Act (although the Trust is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the Securities and Exchange Commission's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the Commission may promulgate with respect thereto.

3.7. The Trust shall use reasonable efforts to provide Trust prospectuses, reports to shareholders, proxy materials and other Trust communications (or camera-ready equivalents) to the Company sufficiently in advance of the Company's mailing dates to enable the Company to complete, at reasonable cost, the printing, assembling and distribution of the communications in accordance with applicable laws and regulations.

ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Underwriter, each piece of sales literature or other promotional material in which the Trust or the Underwriter is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Trust, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust.

4.3. The Trust or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company or its separate account(s) or Contracts are named at least five Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.4. The Trust and the Underwriter shall not give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Trust will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6. The Company will provide to the Trust at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in the Trust under the Contracts, contemporaneously with the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Trust or any affiliate of the Trust: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

ARTICLE V. Fees and Expenses

5.1. The Trust shall pay no fee or other compensation to the Company under this Agreement, except that if the Trust or any Fund adopts and implements a plan pursuant to Rule 12b-1 to finance distribution expenses or a shareholder servicing plan to finance investor services, then payments may be made to the Company, or to the underwriter for the Contracts, or to other service providers if and in amounts agreed upon by the parties.

5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust, in accordance with applicable state laws prior to their sale. The Trust shall bear the expenses for the cost of registration and qualification of Fund shares, preparation and filing of the Trust's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders (including the costs of printing a prospectus that constitutes an annual report), distributing the Trust proxy materials to owners of Contracts, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of Fund shares.

5.3. The Company shall bear the expenses of printing and distributing the Trust's prospectus to potential purchasers of the Contracts.. The Trust shall bear the expenses of printing and distributing the Trust's prospectuses, shareholder reports, and proxy materials to existing contract owners, except those proxy materials initiated by the Company.

ARTICLE VI. Diversification

6.1. The Trust will at all times invest money from the Contracts in such a manner as to ensure that the Contracts will be treated as variable contracts under the Code and the regulations issued thereunder. Without limiting the scope of the foregoing, the Trust will at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. The Trust will provide the Company with a certification of quarterly compliance with Section 817(h) of the Code, and the regulations thereunder, in such form as the Company and the Trust shall agree. In the event of a breach of this Article VI by a Fund, the Trust will take all reasonable steps (a) to notify Company of such breach and (b) to adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

ARTICLE VII. Potential Conflicts

7.1. The Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;

(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by Variable Insurance Product owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform the Company if it determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Trust or any Fund and reinvesting such assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board.

7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the position of the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Underwriter and Trust shall continue to accept and implement orders by the Company for the purchase (and redemption) of shares of the Trust.

7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VIII. Indemnification

8.1. <u>Indemnification By The Company</u>

8.1(a) The Company agrees to indemnify and hold harmless the Trust and each member of the Board and each officer and employee of the Trust, the Underwriter and each director, officer and employee of the Underwriter, and each person, if any, who controls the Trust, or the Underwriter within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of Fund shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus or statement of additional information for the Contracts or in the

Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust or the Underwriter) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii) arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

(iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified

Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust shares or the Contracts or the operation of the Trust.

8.2. Indemnification by the Underwriter

8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, an "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Fund or the Contracts and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company for use in the registration statement, prospectus, statement of additional information for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Trust or persons under its control and other than statements or representations authorized by the Company) or unlawful conduct of the Trust, Underwriter(s) or Underwriter or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

(iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement, or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Trust or Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter; as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities, or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of each Account.

8.3. Indemnification by the Trust

8.3(a). The Trust agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the "Indemnified Parties" and individually, "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of the Board or any member thereof, and are related to the operations of the Trust and:

(i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

(ii) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust;

8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Trust to such party of the Trust's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of either Account, or the sale or acquisition of shares of the Trust.

ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the substantive laws of the State of Delaware.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party for any reason by one hundred and eighty (180) days advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund based upon the Company's determination that shares of such Fund are not reasonably available to meet the requirements of the Contracts; or

(c) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event any of the Fund's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably believes that the Trust may fail to so qualify; or

(e) termination by the Company by written notice to the Trust and the Underwriter with respect to any Fund in the event that such Fund falls to meet the diversification requirements specified in Article VI hereof; or

(f) termination by the Trust by written notice to the Company if the Trust shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, or

(g) termination by the Company by written notice to the Trust and the Underwriter, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust or the Underwriter has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

10.2. Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing, Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Trust, redemption of investments in the Trust and investment in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

10.3. The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract Owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the Securities and Exchange Commission pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Trust the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Trust) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract Owners from allocating payments to a Fund that was otherwise available under the Contracts without first giving the Trust 90 days prior written notice of its intention to do so.

ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to the Trust:
Rydex Variable Trust
6116 Executive Boulevard, Suite 400
Rockville, MD 20852

If to Underwriter:
RYDEX DISTRIBUTORS, INC.
6116 Executive Boulevard, Suite 400
Rockville, MD 20852

If to the Company:

Lincoln Benefit Life Company
2940 South 84th Street
Lincoln, NE 68506-4142

ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the California Insurance Commissioner with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with the California Insurance Regulations and any other applicable law or regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that an

Underwriter may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Underwriter, if such assignee is duly licensed and registered to perform the obligations of the Underwriter under this Agreement.

12.9. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee copies of the following reports:

(a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within 90 days after the end of each fiscal year;

(b) the Company's quarterly statements (statutory) (and GAAP, if any), as soon as practical and in any event within 45 days after the end of each quarterly period:

(c) any registration statement (without exhibits) and financial reports of the Company filed with the Securities and Exchange Commission or any state insurance regulator, as soon as practical after the filing thereof;

(d) .

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

LINCOLN BENEFIT LIFE COMPANY

wFE By: ______________________

Lawrence W. Dahl
Executive Vice President

RYDEX VARIABLE TRUST

By: ______________________

Albert P. Viragh
President

RYDEX DISTRIBUTORS, INC.

By: ______________________

Albert P. Viragh
President

SCHEDULE A

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Shares of the Funds of the Trust shall be made available as investments for the following Separate Accounts:

Name of Separate Account and Date Established by Board of Directors	Form Number and Name of Contract Funded by Separate Account
Lincoln Benefit Life Variable Annuity Account Established 8/3/92	VAP 9950 Premier Planner

SCHEDULE B
Portfolios of Trust

Names of Portfolios

OTC

AMENDMENT TO PARTICIPATION AGREEMENT

Lincoln Benefit Life Company, Rydex Variable Trust, and Rydex Distributors, Inc. hereby amend the Participation Agreement ("Agreement") dated October 19, 2000.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

2. Schedule B of this Agreement shall be deleted and replaced with the attached Schedule B.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized officers to execute this Amendment as of the 7th day of November, 2002.

LINCOLN BENEFIT LIFE COMPANY

By: [signature]

Name: Timothy N. Vander Pas
Title: Assistant Vice President

RYDEX VARIBALE TRUST

By: [signature]

Name:
Title:

RYDEX DISTRIBUTORS, INC.

By: [signature]

Name:
Title:

Schedule A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded By Separate Account
Lincoln Benefit Life Variable Annuity Account 8/3/92	Premier Planner Variable Annuity LBL Advantage Variable Annuity
Lincoln Benefit Life Variable Life Account 5/17/90	Consultant Accumulator #VUL 0220 Consultant Protector #VUL 0230

Schedule B

Portfolios of Trust

Names of Portfolios

Rydex OTC Fund
Rydex Sector Rotation Fund

THIRD PARTY INVESTOR SERVICES AGREEMENT
RYDEX VARIABLE TRUST

THIS INVESTOR SERVICES AGREEMENT is made as of October 19, 2000 by Rydex Distributors, Inc. ("RDI"), a Maryland corporation, and Lincoln Benefit Life Company (the "Servicer"), a Nebraska corporation (the "Agreement").

WHEREAS, the Rydex Variable Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and its units of beneficial interest ("Shares")are registered with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Trust offers Shares exclusively to insurance companies who hold the Shares in separate accounts pursuant to variable annuity and variable life insurance contracts they issue;

WHEREAS, in accordance with the Investor Services Plan adopted by the Trust (the "Plan") and an Investor Services Agreement entered into between the Trust and RDI, the Trust has retained RDI to provide, directly or indirectly, certain services to owners of variable annuity and variable life insurance contracts who engage indirectly in strategic or tactical asset allocation investing ("Investors") in Shares of the investment portfolios of the Trust (the "Funds"); and

WHEREAS, RDI seeks to retain the Servicer to provide the services described herein to Investors in connection with strategic or tactical asset allocation investing under their variable annuity or variable life insurance contracts.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, RDI and the Servicer hereby agree as follows:

1. <u>Investor Services</u>

1.1 Pursuant to the Plan, the Servicer shall provide investor services to Investors. Investor services include some or all of the following:

(i) printing Fund prospectuses and statements of additional information and mailing them to Investors or to financial advisors who allocate funds for investments in Shares of the Funds on behalf of Investors ("Financial Advisors");

(ii) forwarding communications from the Funds to Investors or Financial Advisors, including proxy solicitation material and annual and semiannual reports;

(iii) assisting Investors who wish or need to change Financial Advisers; and

(iv) providing support services to Financial Advisers, including, but not limited to: (a) providing Financial Advisers with updates on policies and procedures; (b) answering prospectus related questions of Financial Advisers regarding the Funds' portfolio investments; (c) providing performance information regarding the Funds; (d) providing information to Financial Advisers regarding the Funds' investment objectives; (e) providing Investor account information to Financial Advisers; and (f) redeeming Fund Shares, if necessary, for the payment of Financial Adviser fees.

1.2 For providing investor services to Investors pursuant to this Agreement, RDI shall compensate the Servicer at the rate of 0.25% of average daily net assets of the Funds attributable to such Investors.

2. <u>Indemnification and Notification</u>

2.1 The Servicer agrees to indemnify and hold harmless RDI, its several officers and directors and controlling persons against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the RDI, its officers or directors, or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by RDI, its officers or directors, or any such controlling person resulting from such claims or demands arose: (i) by reason of the Servicer's willful misfeasance, bad faith or negligence in performance of its duties or obligations hereunder or by reason of reckless disregard of its duties or obligations hereunder; (ii) from reliance on information furnished to the RDI by the Servicer or its affiliates; or (iii) from the Servicer's refusal or failure to comply with the terms or conditions of this Agreement.

RDI agrees to indemnify and hold harmless the Servicer, its several officers and directors and controlling persons against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which the Servicer, its officers or directors, or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Servicer, its officers or directors, or any such controlling person resulting from such claims or demands arose: (i) by reason of the RDI's willful misfeasance, bad faith or negligence in performance of its duties or obligations hereunder or by reason of reckless disregard of its duties or obligations hereunder;

(ii) from reliance on information furnished to the Servicer by RDI or its affiliates; or (iii) from RDI's refusal or failure to comply with the terms or conditions of this Agreement.

2.2 In any case in which one party hereto (the "Indemnifying Party") may be asked to indemnify or hold the other party hereto (the "Indemnified Party") harmless, the Indemnified Party will notify the Indemnifying Party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification (an "Indemnification Claim") against the Indemnifying Party, although the failure to do so shall not prevent recovery by the Indemnified Party, and shall keep the Indemnifying Party advised with respect to all developments concerning such situation. The Indemnifying Party shall have the option to defend the Indemnified Party against any Indemnification Claim which may be the subject of this indemnification, and, in the event that the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party, whose approval shall not be unreasonably withheld. In the event that the Indemnifying Party elects to assume the defense of any Indemnification Claim and retains legal counsel, the Indemnified Party shall bear the fees and expenses of any additional legal counsel retained by it. The Indemnified Party will not confess any Indemnification Claim or make any compromise in any case in which the Indemnifying Party will be asked to provide indemnification, except with the Indemnifying Party's prior written consent. The obligations of the parties hereto under this Section 2.2 shall survive the termination of this Agreement.

In the event that the Indemnifying Party does not elect to assume the defense of any such suit, or in case the Indemnified Party reasonably does not approve of counsel chosen by the Indemnified Party, or in case there is a conflict of interest between the Servicer and RDI, the Indemnifying Party will reimburse the Indemnified Party, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Indemnified Party or such defendants. The Indemnifying Party's indemnification agreement contained in this Section 2.2 and the Indemnifying Party's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party, its officers, directors or employees, or any controlling persons, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Indemnified Party's benefit, to the benefit of its several officers, directors and employees, and their respective estates and to the benefit of the controlling person(s) and their successors. The Indemnifying Party agrees promptly to notify the Indemnified Party of the commencement of any litigation or proceedings against the Indemnifying Party or any of its officers, trustees or directors in connection with the issue and sale of any Shares.

3. Term

3.1 This Agreement shall become effective on the date first written above and, unless sooner terminated as provided herein. This Agreement is terminable without penalty, on at least sixty days' written notice, by either party. Notwithstanding the termination of this Agreement, RDI will continue to pay the compensation for services in accordance with Section 1.2 of this Agreement so long as net assets of the Company or Separate Account remain in a portfolio of the Trust, provided such continued payment is permitted in accordance with applicable law and regulation.

3.2 In the event a termination notice is given by RDI, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by RDI.

3.3 In the event a termination notice is given by the Servicer, all reasonable expenses associated with movement of records and materials and conversion thereof will be borne by the Servicer.

4. Limitation of Liability

4.1 The Servicer shall at all times act in good faith and agrees to use its best efforts, within commercially reasonable limits, to ensure the accuracy of all services performed under this Agreement. The Servicer shall not be liable to RDI for any error of judgment or mistake of law or for any loss suffered by RDI in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from: (i) Servicer's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof; (ii) reliance on information furnished to the RDI by the Servicer or its affiliates; or (iii) the Servicer's refusal or failure to comply with the terms or conditions of this Agreement.

4.2 RDI shall not be liable to the Servicer for any error of judgment or mistake of law or for any loss suffered by the Servicer, except a loss resulting from: (i) RDI's willful misfeasance, bad faith or negligence in the performance of its duties and obligations hereunder, or by reason of reckless disregard thereof; (ii) from reliance on information furnished to the Servicer by RDI or its affiliates; or (iii) from RDI's refusal or failure to comply with the terms or conditions of this Agreement.

4.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

5. **Modifications and Waivers**

No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless made in writing signed by each party. No such writing shall be effective as against either party unless said writing is executed by an officer of that party. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

6. **Severability**

The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability, shall remain fully effective.

7. **Force Majeure**

7.1 No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by: (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country; (iii) any act or omission of the other party or any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for so long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

7.2 Notwithstanding any other provision in this Agreement, in the event of equipment failures or the occurrence of events beyond the Servicer's control which render its performance under this Agreement impossible, the Servicer shall at no additional expense to RDI take reasonable steps to minimize service interruptions. The Servicer shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate third parties making reasonable provisions for emergency use of electronic data processing equipment.

8. **Addresses**

Any notice or other instrument authorized or required by this Agreement to be given in writing to the Servicer or RDI shall be sufficiently given if addressed to the party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Servicer:
Lincoln Benefit Life Company
2940 South 84th Street
Lincoln, NE 68506-4142
Attn: Law Department

To RDI:
Rydex Distributors, Inc.
6116 Executive Boulevard
Suite 400
Rockville, MD 20852

9. **Governing Law/Venue**. The laws of the State of Maryland, excluding the laws on conflicts of laws, and the applicable provision of the 1940 Act shall govern the interpretation, validity, and enforcement of this Agreement. To the extent the provisions of Maryland law or the provisions hereof conflict with the 1940 Act, the 1940 Act shall control. All actions arising from or related to this Agreement shall be brought in the state and federal courts within the State of Maryland, and RDI and the Servicer hereby submit themselves to the exclusive jurisdiction of those courts.

10. **Counterparts**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

11. **Captions**. The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

12. **Entire Agreement**

This Agreement, including all Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RYDEX DISTRIBUTORS, INC.

By: A. P. Viragh, Jr.

Albert P. Viragh
President

LINCOLN BENEFIT LIFE COMPANY

WFE By: [signature]

Name: Lawrence W. Dahl

Title: Executive Vice President

AMENDMENT TO ADMINSTRATIVE SERVICES AGREEMENT

Lincoln Benefit Life Company and Rydex Distributors, Inc. hereby amend the Administrative Services Agreement ("Agreement") dated October 19, 2000.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Schedule B of this Agreement shall be deleted and replaced with the attached Schedule B.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized officers to execute this Amendment as of the 7th day of November, 2002.

LINCOLN BENEFIT LIFE COMPANY

By: [signature]

Name: Timothy N. Vander Pas
Title: Assistant Vice President

RYDEX DISTRIBUTORS, INC.

By: [signature]

Name:
Title:

Schedule B

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy Form Numbers of Contracts Funded By Separate Account
Lincoln Benefit Life Variable Annuity Account 8/3/92	Premier Planner Variable Annuity LBL Advantage Variable Annuity
Lincoln Benefit Life Variable Life Account 5/17/90	Consultant Accumulator #VUL 0220 Consultant Protector #VUL 0230

RYDEX®
TOOLS THAT POWER PORTFOLIOS

6116 Executive Blvd.
Suite 400
Rockville, MD 20852-4921
(301) 468-8520
(800) 820-0888
Fax (301) 468-8585
www.rydexfunds.com

October 19, 2000

Lincoln Benefit Life Company
2940 South 84th Street
Lincoln, NE 68506-4142

Ladies and Gentlemen:

This letter sets forth the agreement between Rydex Distributors, Inc. (the "RDI") and Lincoln Benefit Life Company (the "Company") concerning certain administrative services.

1. Administrative Services and Expenses. Administrative services for (i) each separate account and associated contract of the Company as listed in Schedule B (individually, the "Account" and collectively, the "Accounts") which invests in the Rydex Variable Trust OTC Fund (the "Fund") pursuant to the Participation Agreement among the Company, the Fund and RDI dated October 19, 2000 (the "Participation Agreement"), and (ii) purchasers of variable annuity and/or variable life insurance policies (the "Contracts") issued through the Accounts, are the responsibility of the Company. Administrative services for the Fund, in which each Account invests, and for purchasers of shares of the Fund, are the responsibility of the Fund or RDI.

   The Company is the sole shareholder of shares of the Funds purchased under the Participation Agreement on behalf of the Account. RDI recognizes that it will derive a substantial savings in administrative expenses by virtue of having a sole shareholder of record of shares of the Fund purchased under the Participation Agreement, rather than multiple shareholders having record ownership of such shares. The administrative services with respect to which RDI will derive such savings are set forth in Schedule A to this letter agreement.

2. Administrative Expense Payments. In consideration of the anticipated administrative expense savings resulting to RDI from the Company's services set forth in Paragraph 1 above, RDI agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate of 10 basis points (0.10%).

   As soon as practicable after the end of each quarter, RDI will send the Company, at the address and in the manner set forth in the Participation Agreement, a statement of the amount of such fee. Such statement shall also include the average daily value for the preceding quarter of shares of each Fund as to which the fee stated in this Paragraph 2 is calculated.

RDI will pay the Company such fee within fifteen (15) days after Company's receipt of such statements. Each such payment will be by wire transfer unless the amount of such payment in less that $500. Wire transfers will be sent to the accounts and in the manner specified by the Company. Such wire transfers will be separate from wire transfers of redemption proceeds and distribution sent to the Company pursuant to the Participation Agreement. Amounts less than $500 may be paid by check or by another method acceptable to the parties.

3. Nature of Payments. The Company and RDI recognize and agree that RDI's payments to the Company relate to administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution of Contracts or of shares of the Fund; and that these payments are not otherwise related to investment advisory or distribution services or expenses. The amount of administrative expense payments made by RDI to the Company pursuant to Paragraph 2 of this letter agreement will not be deemed to be conclusive with respect to the actual administrative expenses or savings of RDI.

4. Term. This letter agreement will remain in full force and effect for so long as assets of the Fund are attributable to amounts invested by the Company under the Participation Agreement, unless terminated in accordance with Paragraph 5 of this letter agreement.

5. Termination. This letter agreement will be terminated upon mutual agreement of the parties hereto in writing.

6. Amendment. This letter agreement may be amended only upon mutual agreement of the parties hereto in writing.

7. Counterparts. This letter agreement may be executed in counterparts, each of which will be deemed an original but all of which will together constitute one and the same instrument.

If this letter agreement is consistent with your understanding of the matters we discussed concerning administrative expense payments, kindly sigh below and return a signed copy to us.

Very truly yours,

Rydex Distributors, Inc.

By: [signature]

Albert P. Viragh
President

Acknowledged and Agreed

Lincoln Benefit Life Company

WFE By: [signature]

Title: Executive Vice President

SCHEDULE A

Maintenance of Books and Records

- Record issuance of shares
- Record transfers (via net purchase orders)
- Reconciliation and balancing of the separate account at the fund level in the general ledger

Communication with the Fund

- Purchase orders
    - Determination of net amount available for investment by the Fund(s)
    - Deposit of receipts at the Funds' custodian (generally by wire transfer)
- Redemption orders
    - Determination of net amount required for redemptions by the Fund(s)
    - Notification of the custodian and Fund(s) of cash required to meet payments
    - Cost of share redemptions

Processing Distributions from the Fund(s)

- Allocate ordinary dividends and capital gains to contractowners

Fund-related Contractowner Services

- Communications to contractowners regarding Fund and subaccount performance
- Provide name and address changes
    - Provide change of distribution of contractowner payments to the Account

Other Administrative Support

- Relieving the Funds of other usual or incidental administrative services provided to individual contractowners

SCHEDULE B

SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Form Number and Name of Contract Funded by Separate Account
Lincoln Benefit Life Variable Annuity Account Established 8/3/92	VAP 9950 Premier Planner